Exhibit 5.4

(602) 256-4481 kmerritt@gblaw.com

(602) 256-4452 jrichardson@gblaw.com

March 21, 2012

CHS/COMMUNITY HEALTH SYSTEMS – ARIZONA OPINION LETTER

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Re:     Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Arizona counsel to Bullhead City Hospital Corporation and Payson Hospital Corporation, each an Arizona corporation (the “Arizona Guarantors” and each an “Arizona Guarantor”), in connection with (i) the proposed issuance by CHS/Community Health Systems, Inc., a Delaware corporation (the “Issuer”) of $2,000,000,000 of 8.000% Senior Notes Due 2019 (the “Exchange Securities”) which are to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like principal amount of the Issuer’s outstanding $2,000,000,000 of 8.000% Senior Notes Due 2019 (the “Initial Securities”) which have not been, and will not be, so registered, (ii) the guaranties of the Exchange Securities by the Arizona Guarantors and (iii) the preparation of the Registration Statement on Form S-4 filed by the Issuer and the Subsidiary Guarantors with the Securities and Exchange Commission on or about March 21, 2012 (the “Registration Statement”) for the purpose of registering the Exchange Securities and the Guaranties (hereafter defined) under the Securities Act.

The Initial Securities have been, and the Exchange Securities will be, issued pursuant to that certain Indenture dated as of November 22, 2011 (the “Indenture”), between the Issuer, Community Health Systems, Inc., a Delaware corporation (the “Parent”), those Subsidiaries who become party to the Indenture as “Guarantors,” including the Arizona Guarantors (the “Subsidiary Guarantors”), and U.S. Bank National Association, as trustee. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

CHS/Community Health Systems, Inc.

March 21, 2012

We have also examined and relied upon the accuracy of originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion, including (i) the articles of incorporation and the bylaws of the Arizona Guarantors; (ii) resolutions of the boards of directors of the Arizona Guarantors with respect to the issuance of the Exchange Securities and the Guaranties; (iii) a good standing certificate with respect to each of the Arizona Guarantors issued by the Corporation Commission of the State of Arizona, copies of which are attached hereto as Exhibits “A” and “B” (the “Good Standing Certificates”); (iv) the Registration Statement and the prospectus contained in the Registration Statement (the “Prospectus”); and (v) the Indenture. Article 10 of the Indenture, which sets forth the terms upon which the Subsidiary Guarantors shall guarantee payment and performance of the Exchange Securities, as adopted by the Arizona Guarantors, shall be referred to herein as the “Guaranties.” We have not reviewed, and express no opinion as to, any instrument or agreement referred to or incorporated by reference in the Indenture.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the legal capacity of natural persons, the authority of such persons signing on behalf of the parties thereto other than the Arizona Guarantors, and the due authorization, execution and delivery, pursuant to proper power and authority, of all documents by the parties thereto other than the Arizona Guarantors. We have also assumed that each agreement referred to in this letter has been duly authorized, executed and delivered by, and is a legal, valid, binding and enforceable obligation of, each party thereto other than the Arizona Guarantors.

Additionally, we have, with your consent, assumed and relied upon the following without undertaking any independent investigation or inquiry:

(a) with respect to the factual matters set forth herein, the accuracy and completeness of all certificates and other statements, documents, records, financial statements and papers reviewed by us, including without limitation, certificates of public officials and statements and representations of officers and other representatives of the Issuer and the Arizona Guarantors;

(b) that each of the Issuer, the Parent and the Subsidiary Guarantors other than the Arizona Guarantors is duly organized, validly existing and in good standing under the laws of all jurisdictions where each is conducting its business or otherwise required to be so qualified to do business;

(c) that the execution and delivery of the Indenture and the Exchange Securities, and the performance by the Issuer and the Arizona Guarantors of their respective obligations thereunder, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which any such Person is a party or by which any such Person is bound; and

CHS/Community Health Systems, Inc.

March 21, 2012

(d) the absence of duress, fraud or mutual mistake of material facts on the part of the parties to the agreements referenced herein.

The opinion set forth in Paragraph 1 below as to the existence of each of the Arizona Guarantors is based solely on our review of the Good Standing Certificates. We assume that the information set forth on the Good Standing Certificates was true as of the date issued, and remains true as of the date hereof.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1. Each Arizona Guarantor is validly existing under the laws of the State of Arizona.

2. Each Arizona Guarantor has the requisite corporate power and corporate authority to execute and deliver, and to perform its obligations under, the Indenture.

3. Each Arizona Guarantor has taken all necessary corporate action to duly authorize the execution, delivery and performance of the Indenture.

We express no opinion as to compliance with or the effect of any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws, including general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), to the extent the same may be applied to the delivery or performance of the Guaranties by the Arizona Guarantors.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of Arizona, as in effect on the date hereof. The manner in which any particular issue relating to the opinions would be treated in any actual proceeding would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof, and we assume no obligation to revise or supplement this opinion.

We hereby consent to the filing of this opinion as Exhibit 5.4 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption

CHS/Community Health Systems, Inc.

March 21, 2012

“Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. Kirkland & Ellis LLP, legal counsel to the Issuer and each of the Arizona Guarantors, may rely upon this opinion with respect to matters set forth herein that are governed by Arizona law for purposes of its opinion being delivered and filed as Exhibit 5.1 to the Registration Statement.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

Very truly yours,

GAMMAGE & BURNHAM

By	/s/ Kevin R. Merritt
Kevin R. Merritt

By	/s/ Joseph P. Richardson
Joseph P. Richardson

KRM/krm

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